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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 17, 1996


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
- -------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

          Attached Press Release Relative to Declaration of Cash Dividend

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                                  NEWS RELEASE

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Home Bancorp                                            Date       July 17, 1996
                                                        ------------------------
132 EAST BERRY STREET   P.O. BOX 989                    Contact    W. Paul Wolf
FORT WAYNE, INDIANA 46801-0989                          ------------------------
PHONE:  (219) 422-3502
FAX:  (219) 426-7027




                                  HOME BANCORP
                             Declares Cash Dividend



FORT WAYNE, Indiana, -- July 17, 1996 -- The Board of Directors of Home Bancorp (Nasdaq: HBFW) has declared a cash dividend of $0.05 per share of outstanding common stock; it was announced by W. Paul Wolf, Chairman and Chief Executive Officer. The dividend will be paid September 19, 1996 to shareholders of record on August 30, 1996. This is the second dividend declared by HBFW.

Home Bancorp acquired all of the shares of Home Loan Bank fsb upon its conversion from a mutual to a stock savings bank effective March 29, 1995. The Corporation sold 3,303,178 shares of common stock at $10.00 per share.

Home Loan Bank serves northeastern Indiana through its eight (8) retail banking offices located in Fort Wayne, New Haven and Decatur, Indiana.



               [contact: W. Paul Wolf, President of Home Bancorp,
                       219-422-3502, (Fax: 219-426-7027)]












                       Holding Company for Home Loan Bank

                                   SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                            HOME BANCORP
                                                  ------------------------------
                                                            (Registrant)




Date   July 17, 1996                              /s/ W. Paul Wolf
     ----------------                             ------------------------------
                                                  W. Paul Wolf
                                                  Chairman, President, CEO